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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 20, 2003

Registration No. 333-104535

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GABLES RESIDENTIAL TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	58-2077868 (I.R.S. Employer Identification Number)
777 Yamato Road, Suite 510 Boca Raton, Florida 33431 (561) 997-9700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Chris D. Wheeler
Chairman, President and Chief Executive Officer
Gables Residential Trust
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
(561) 997-9700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Gilbert G. Menna, P.C.
Ettore A. Santucci, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

        Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated May 20, 2003

Prospectus

GABLES RESIDENTIAL TRUST

Offer to Exchange

up to 1,600,000
7.875% Series C-1 Cumulative Redeemable Preferred Shares
for
All Outstanding
7.875% Series C Cumulative Redeemable Preferred Shares

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, 1,600,000 of our 7.875% Series C-1 Cumulative Redeemable Preferred Shares for all our issued and outstanding 7.875% Series C Cumulative Redeemable Preferred Shares.

        In this prospectus, we refer to the outstanding 7.875% Series C Cumulative Redeemable Preferred Shares collectively as the "outstanding shares" and the 7.875% Series C-1 Cumulative Redeemable Preferred Shares are collectively referred to in this prospectus as the "exchange shares."

The Exchange Shares

  •
  Offering Price: $40,000,000, based on a liquidation preference of $25.00 per share.

  •
  Dividend Rate: 7.875% per year, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first dividend payment date occurring after the consummation of the exchange offer. Holders of exchange shares will receive dividends from the last date on which dividends were paid on the outstanding shares for which the exchange shares have been exchanged.

  •
  Resale: The exchange shares will be freely tradable.

The Exchange Offer

  •
  Expiration: 5:00 p.m., New York City time on                             , 2003, unless we extend the expiration date. The exchange offer will not under any circumstances be extended beyond            , 2003.

  •
  Conditions: The exchange offer is not conditioned upon any minimum number of outstanding shares being tendered.

  •
  Tendered Securities: All outstanding shares that are validly tendered and not validly withdrawn will be exchanged for an equal number of exchange shares that are registered under the Securities Act of 1933, as amended (the "Securities Act"). If you fail to tender your outstanding shares, you will continue to hold unregistered outstanding shares, and your ability to transfer them could be adversely affected.

  •
  Withdrawal: Tenders of outstanding shares may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  Tax Consequences: If you tender outstanding shares in the exchange offer, the exchange will not be a taxable event.

  •
  Trading: The exchange shares will not be listed on any securities exchange.

        Each broker-dealer that receives exchange shares pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange shares. If the broker-dealer acquired the outstanding shares as a result of market making or other trading activities, such broker-dealer may use this prospectus for the exchange offer, as supplemented or amended, in connection with the resale of the exchange shares.

        See the section entitled "Risk Factors" that begins on page 13 for a discussion of the risks that you should consider prior to tendering your outstanding shares for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2003

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
FORWARD LOOKING STATEMENTS
SUMMARY
RISK FACTORS
RATIOS OF EARNINGS TO FIXED CHARGES
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF EXCHANGE SHARES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS

        The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus incorporates important business and financial information about Gables Residential Trust that is not included in or delivered with this prospectus.

        You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are required to file reports and other information with the Securities and Exchange Commission, or "SEC." You may read and copy these reports and information at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, including Gables Residential Trust, that file electronically with the SEC. You may access the SEC's website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede the information in this prospectus, any supplement and any documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, which shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus, from the date we subsequently file such reports and documents until we complete the offering of the exchange shares:

  •
  Annual Report of Gables Residential Trust on Form 10-K for the fiscal year ended December 31, 2002;

  •
  Quarterly Report of Gables Residential Trust on Form 10-Q for the quarterly period ended March 31, 2003; and

  •
  Current Report of Gables Residential Trust on Form 8-K filed with the SEC on May 8, 2003.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Gables Residential Trust
2859 Paces Ferry Road
Suite 1450
Atlanta, Georgia 30339
(770) 436-4600
Attention: Investor Relations

        To obtain timely delivery, you must request the information no later than                        , 2003.

        This prospectus is part of a registration statement we have filed with the SEC relating to the exchange shares. As permitted by the SEC, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits we file with the SEC. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and exhibits are also available through the SEC's website.

        You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in or incorporated by reference in this prospectus.

FORWARD LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference into this prospectus, may contain forward-looking statements within the meaning of the Section 27A of the Securities Act and Section 21E of the Exchange Act. We caution you that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management's beliefs and assumptions made by, and information currently available to, management. When we use the words "believe," "expect," "anticipate," "plan," "intend," "estimate," "project," "assume" and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  our ability to increase shareholder value by producing consistent high quality earnings to sustain dividends and annual total returns that exceed the multifamily sector average;

  •
  our ability to create a portfolio of high quality assets in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to economic downturns;

  •
  the ability of our portfolio to maintain high levels of occupancy and rental rates relative to overall market conditions;

  •
  our ability to generate a return on invested capital that exceeds our long-term weighted average cost of capital while maintaining financial flexibility through a conservative, investment grade credit profile;

  •
  our expectation that the markets we have selected for investment will continue to experience job growth that exceeds national averages, and that our "established premium neighborhood" locations will outperform local market results;

  •
  our ability to meet short-term liquidity requirements, including the payment of common and preferred dividends, through net cash provided by recurring real estate activities, and to meet long-term liquidity requirements through long-term secured and unsecured borrowings, the issuance of debt securities or equity securities, private equity investments in the form of joint ventures, or through the disposition of assets which, in our evaluation, may no longer meet our investment requirements; and

  •
  estimated development and construction costs for our development and lease-up communities, and anticipated construction commencement, completion, lease-up and stabilization dates for these communities.

        You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and may cause our actual results, performance or achievements to differ materially from anticipated future results, or the performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

  •
  national and local economic conditions generally, and the real estate market specifically, including changes in occupancy rates and market rents, a continued deceleration of economic conditions in our markets, and a failure of national and local economic conditions to rebound in a timely manner;

  •
  changes in job growth, household formation and population growth in our markets;

  •
  excess supply of and insufficient demand for apartment communities in our markets;

  •
  competition, which could limit our ability to secure attractive investment opportunities, lease apartment homes or increase or maintain rents;

  •
  our failure to sell apartment communities in a timely manner or on favorable terms;

  •
  uncertainties associated with our development and construction activities, including the failure to obtain zoning and other approvals, actual development and construction costs exceeding our budgeted estimates and construction material defects;

  •
  construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

  •
  new debt or equity financing may not be available or may not be available on favorable terms, and existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced or, if financed, causing such refinancing to occur on terms that are not as favorable as the terms of existing indebtedness;

  •
  changes in interest rates;

  •
  cash flow from recurring real estate activities may be insufficient to meet our short-term liquidity requirements, including the payment of common and preferred dividends;

  •
  legislative, regulatory and accounting changes, including changes to laws governing the taxation of real estate investment trusts, or "REITs," or changes in generally accepted accounting principles, or "GAAP"; and

  •
  potential liability for uninsured losses and environmental contamination.

SUMMARY

        This summary highlights what we believe to be the material information appearing in other sections of this prospectus. However, it likely does not contain all of the information that is important to you or that you should consider before exchanging your outstanding shares for exchange shares. You should carefully read this prospectus and the documents incorporated by reference and should consider consulting with your own legal and tax advisors to understand fully the terms of the exchange offer and the exchange shares.

GABLES RESIDENTIAL TRUST

        Gables Residential Trust conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets through Gables Realty Limited Partnership. Gables Realty Limited Partnership is the "operating partnership" of Gables Residential Trust, a real estate investment trust. Unless the context otherwise requires, all references to "we," "our," "us," or "our company" in this prospectus refer collectively to Gables Residential Trust, Gables Realty Limited Partnership and their subsidiaries considered as a single enterprise.

        We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to national economic downturns. We have a strategic focus on the ownership and operation of Class AA/A multifamily apartment communities that are situated in urban locations or master-planned communities near major employment centers in these regions.

        As of March 31, 2003, we managed a total of 154 multifamily apartment communities comprising 41,461 apartment homes owned by us and our third-party clients. As of March 31, 2003, we owned 74 stabilized multifamily apartment communities comprising 20,361 apartment homes, an indirect 25% interest in one stabilized multifamily apartment community comprising 345 apartment homes, an indirect 20% interest in three stabilized multifamily apartment communities comprising 941 apartment homes and an indirect 8.3% interest in three stabilized multifamily apartment communities comprising 1,118 apartment homes. All of our owned communities are located in the following major metropolitan markets in the states of Texas, Georgia, Florida and Tennessee: Austin, Dallas, Houston, Atlanta, Boca Raton, Orlando, Tampa, Memphis and Nashville, and also in Washington, D.C.

        As of March 31, 2003, we also owned nine multifamily apartment communities under development or in lease-up that are expected to comprise 2,410 apartment homes upon completion and an indirect 20% interest in three multifamily apartment communities under development or in lease-up that are expected to comprise 647 apartment homes upon completion. In addition, as of March 31, 2003, we owned a parcel of land on which we intend to develop an apartment community that we currently expect will comprise 450 apartment homes. We also have rights to acquire additional parcels of land on which we believe we could develop communities. Any future development is subject to permits and other governmental approvals, as well as our ongoing business review, and may not be undertaken or completed.

        We obtain ownership in apartment communities by either developing vacant land into new apartment communities or acquiring existing communities which we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations in close proximity to expanding employment centers and convenient to recreation areas, entertainment, shopping and dining. As a result, we believe that the locations of the communities we currently own and the land parcels on which we have the right to develop new communities are attractive to the type of residents we seek.

        We describe our policies with respect to certain activities in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated into this prospectus. These descriptions include our policies with respect to the issuance of senior securities, borrowing money, investing in the securities of other issuers for the purpose of exercising control, engaging in the purchase and sale of investments, offering securities in exchange for property, and repurchasing our shares. We have not engaged in the trading, underwriting or agency distribution or sale of securities of other issuers, and we do not intend to do so. We have in the past made loans to certain of our vendors and preferred service providers, and we may in the future make loans to third parties.

        Gables Residential Trust elected to be taxed as a real estate investment trust, or "REIT," for federal income tax purposes and, as mentioned above, operates principally through Gables Realty Limited Partnership. Gables Residential Trust is an 80.9% economic owner of the common equity of Gables Realty Limited Partnership as of March 31, 2003. Gables Residential Trust's common shares of beneficial interest are listed on the New York Stock Exchange, or "NYSE," under the symbol "GBP." The exchange shares will be issued by Gables Residential Trust. The exchange shares will not be listed on the NYSE or any other exchange.

        Our executive offices are located at 777 Yamato Road, Suite 510 in Boca Raton, Florida 33431 and our telephone number is (561) 997-9700.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange one share of our 7.875% Series C-1 Cumulative Redeemable Preferred Shares for each share of issued and outstanding 7.875% Series C Cumulative Redeemable Preferred Shares validly tendered in the exchange offer.

The dividend rate, preferences and other terms of the exchange shares are identical in all material respects to the outstanding shares, except that the exchange shares will not be subject to restrictions on transfer.
Registration Rights Agreement
We issued 1,600,000 of our 7.875% Series C Cumulative Redeemable Preferred Shares on September 27, 2002 in a private offering. In connection with the private offering, we and Teachers Insurance and Annuity Association of America, or "TIAA," entered into a registration rights agreement that granted TIAA and subsequent holders of the outstanding shares certain exchange and registration rights. Specifically, we agreed to file this exchange offer registration statement with respect to a registered offer to exchange the outstanding shares for the exchange shares. We also agreed to use our best efforts cause this exchange offer registration statement to become effective on or before June 2, 2003. If we fail to fulfill our obligations under the registration rights agreement, including (1) if this exchange offer registration statement is not declared effective on or prior to June 30 2003, (2) if this exchange offer registration statement is declared effective on or prior to June 2, 2003 but the exchange offer is not promptly consummated, or (3) if this exchange offer registration statement is declared effective but thereafter ceases to be effective, then the per annum dividend rate on the outstanding shares will increase by 0.50% per annum and continue until the relevant failure is remedied.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, the "expiration date," unless we extend the exchange offer. The exchange offer will not under any circumstances be extended beyond , 2003.
Conditions to the Exchange Offer
The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or applicable interpretation of the staff of the SEC. Please read the section entitled "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering Outstanding Shares
If your outstanding shares are held through The Depository Trust Company, or "DTC," and you wish to participate in the exchange offer, you do so through the automated tender offer program of DTC. By participating in the exchange offer through the DTC program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. A letter of transmittal need not accompany tenders effected in this manner.

By tendering your outstanding shares, you will represent to us that, among other things:
• the exchange shares you receive will be acquired in the ordinary course of your business;
•
you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange shares in violation of the provisions of the Securities Act;
• you are not our affiliate (within the meaning of Rule 405 under the Securities Act); and
•
if you are a broker-dealer that will receive exchange shares for its own account in exchange for outstanding shares that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the exchange shares.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest of outstanding shares in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.
Guaranteed Delivery Procedures
If you wish to tender your outstanding shares and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender offer program of DTC, you must tender your outstanding shares according to the guaranteed delivery procedures described in "The Exchange Offer—Procedures for Tendering Outstanding Shares—Guaranteed Delivery."
Effect of Not Tendering	Outstanding shares that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions on transfer.

The trading market for outstanding shares not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your outstanding shares are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged outstanding shares.

Broker-Dealers
Each broker-dealer that receives exchange shares for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange shares. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180-days after the expiration date, we will make this prospectus, with such required supplements or amendments, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Any broker-dealer who acquired outstanding shares from the issuer may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in order to resell the outstanding shares or the exchange shares.
Withdrawal Rights
You may withdraw your tender of outstanding shares at any time prior to the expiration date of the exchange offer. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding shares that you tendered but were timely withdrawn and not accepted for exchange.
Accounting Treatment
The exchange shares will be recorded at the same carrying value as the outstanding shares, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.
Tax Consequences
United States Holders
In the opinion of our counsel, Goodwin Procter LLP, the exchange of unregistered outstanding shares for registered exchange shares in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes and you will not recognize taxable gain or loss if you exchange your unregistered outstanding shares for registered exchange shares. You must generally include the interest on the exchange shares in ordinary income in accordance with your regular method of accounting. Generally, you will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of an exchange share. See "United States Federal Income Tax Consequences—Taxation of Holders Who Are U.S. Persons."

Non-United States Holders
In the opinion of our counsel, Goodwin Procter LLP, the exchange of unregistered outstanding shares for registered exchange shares will not constitute a taxable exchange for U.S. federal income tax purposes and you will not recognize taxable gain or loss if you exchange your unregistered outstanding shares for registered exchange shares. You generally will not be subject to United States federal withholding tax on any interest paid on the exchange shares or any gain realized on a sale or other disposition of the exchange shares provided you comply with applicable certification requirements. In certain circumstances, you may be subject to regular United States income tax on certain income from the exchange shares in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on your effectively connected earnings and profits for the taxable year, subject to certain adjustments. See "United States Federal Income Tax Consequences—Taxation of Holders Who Are Non-U.S. Persons."
Acceptance of Outstanding Shares and Delivery of Exchange Shares
We will accept for exchange any and all outstanding shares that are properly tendered in the exchange offer prior to the expiration date. See "The Exchange Offer—Procedures for Tendering Outstanding Shares." Exchange shares issued pursuant to the exchange offer will be delivered promptly following the expiration date.
Exchange Agent
We have appointed Equiserve Trust Company, N.A. as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are: EquiServe Trust Company, N.A., 150 Royall Street, Canton, MA 02021, Attn: Corporate Actions, (781) 575-3631. See "The Exchange Offer—Exchange Agent."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange shares.

SUMMARY OF TERMS OF EXCHANGE SHARES

Issuer	Gables Residential Trust
Exchange Shares	1,600,000 of our 7.875% Series C-1 Cumulative Redeemable Preferred Shares.
Dividend Rate and Payment Dates
Dividends on the exchange shares are cumulative, payable at the rate of 7.875% per annum of the $25 liquidation preference (equivalent to a fixed annual amount of $1.96875 per share), and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first dividend payment date occurring after the consummation of the exchange offer. Holders of exchange shares will receive cumulative dividends from the last date on which dividends were paid on the outstanding shares for which the exchange shares have been exchanged. Dividends on the exchange shares will accrue whether or not:
• our credit facilities at any time prohibit the current payment of dividends;
• we have earnings;
• there are funds legally available for the payment of such dividends; or
• such dividends are declared by our board of trustees.
See "Description of the Exchange Shares—Dividends."
Liquidation Preference	The liquidation preference for each exchange share is $25.00, plus an amount equal to any accrued and unpaid dividends. See "Description of Exchange Shares—Liquidation Preference."
Redemption
Except in certain circumstances relating to the preservation of our U.S. federal income tax status as a REIT, the exchange shares are not redeemable prior to September 27, 2006. On and after September 27, 2006, the exchange shares may be redeemed for cash at our option, in whole or in part, at $25.00 per share, plus all accrued and unpaid dividends on each exchange share redeemed to the date fixed for redemption. The redemption price (other than the portion consisting of accrued and unpaid dividends) may only be paid out of the sale proceeds received from other shares of our beneficial interest, which may include other series of preferred shares, and from no other source. See "Description of the Exchange Shares—Redemption."
Maturity
The exchange shares do not have any maturity date, and we are not required to redeem them. Accordingly, the exchange shares will remain outstanding indefinitely unless we decide to redeem them at our option.

Ranking
The exchange shares will rank senior to our common shares of beneficial interest and our 5.00% Series Z cumulative redeemable preferred shares and on a parity with our 8.625% Series B cumulative redeemable preferred shares, none of which are outstanding, our 7.875% Series C cumulative redeemable preferred shares and our 7.50% Series D cumulative redeemable preferred shares, in each case, with respect to the payment of dividends and other amounts upon liquidation. See "Description of Exchange Shares—General."
Voting Rights
Holders of the exchange shares will generally have no voting rights, except as required by law. However, whenever dividends on any exchange shares are in arrears for six or more quarterly periods, the holders of the exchange shares (voting together as a class with all other series of our preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two members to our board of trustees until all dividends accumulated on the exchange shares have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. See "Description of Exchange Shares—Voting Rights."
Conversion
The exchange shares are not convertible into or exchangeable for any other of our property or securities, except that the exchange shares may be exchanged automatically into "excess shares" in order to ensure that we remain a qualified REIT for U.S. federal income tax purposes. See "Description of Exchange Shares—Restrictions on Transfers of Shares of Beneficial Interest."
Restrictions on Ownership
Ownership by a single holder of more than 9.8% of the exchange shares is restricted in an effort to ensure that we remain a qualified REIT for U.S. federal income tax purposes. In addition, our declaration of trust limits ownership by a single holder to 9.8% of the aggregate value of all shares of beneficial interest of any class or series (including the exchange shares). See "Description of Exchange Shares—Restrictions on Transfers of Shares of Beneficial Interest."
Ratings
The exchange shares have been assigned a rating of BBB-by Standard & Poor's and Baa3 by Moody's Investors Service. Ratings are not a recommendation to buy, sell or hold the exchange shares. We cannot give any assurance that the ratings will be retained for any time period or that they will not be revised downward or withdrawn by the ratings agencies.

Absence of Trading Market for Exchange Shares; No Listing
The exchange shares are a new issue with no established trading market. The exchange securities will not be listed on any securities exchange. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the exchange shares.

RISK FACTORS

        An investment in the exchange shares involves risks. Listed below is a summary list of what we believe to be the most material risks associated with investing in the exchange shares. This summary does not contain all of the risks that may be important to you or that you should consider before exchanging your outstanding shares for exchange shares.

  •
  National and local economic conditions generally, and the real estate market specifically, including changes in occupancy rates and market rents, a continued deceleration of economic conditions in our markets, and a failure of national and local economic conditions to rebound in a timely manner;

  •
  Changes in job growth, household formation and population growth in our markets;

  •
  Excess supply of and insufficient demand for apartment communities in our markets;

  •
  Competition, which could limit our ability to secure attractive investment opportunities, lease apartment homes or increase or maintain rents;

  •
  Our failure to sell apartment communities in a timely manner or on favorable terms;

  •
  Uncertainties associated with our development and construction activities, including the failure to obtain zoning and other approvals, actual development and construction costs exceeding our budgeted estimates and construction material defects;

  •
  Construction and lease-up activities may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

  •
  New debt or equity financing may not be available or may not be available on favorable terms, and existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced or, if financed, causing such refinancing to occur on terms that are not as favorable as the terms of existing indebtedness;

  •
  Changes in interest rates;

  •
  Cash flow from recurring real estate activities may be insufficient to meet our short-term liquidity requirements, including the payment of common and preferred dividends;

  •
  Legislative, regulatory and accounting changes, including changes to laws governing the taxation of REITs or changes in GAAP; and

  •
  Potential liability for uninsured losses and environmental contamination.

        You should carefully consider all of the information contained and set forth in this prospectus, including the information under the caption "Risk Factors," before tendering your outstanding shares for exchange shares in the exchange offer.

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide whether to exchange your outstanding shares for exchange shares. This section includes or refers to certain forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Business

Development and construction risks could impact our profitability.

        We intend to continue to develop and construct multifamily apartment communities. Our development activities may be exposed to the following risks:

  •
  We may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to the project for which we are unable to obtain permits or authorizations;

  •
  We may abandon development opportunities that we have already begun to explore and as a result we may fail to recover expenses already incurred in connection with exploring such development opportunities;

  •
  We may incur construction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical and we may not be able to increase rents to compensate for the increase in construction costs;

  •
  Occupancy rates and rents at a newly completed development community may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;

  •
  We may not be able to obtain financing with favorable terms for the development of a community, which may make us unable to proceed with its development; and

  •
  We may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction costs.

Acquisitions may not yield anticipated results.

        We intend to continue to acquire multifamily apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

  •
  The acquired community may fail to perform as we expected in analyzing our investment; and

  •
  Our estimate of the costs of any necessary repositioning or redeveloping the acquired community may prove inaccurate.

Policy of limiting debt level may be changed and our indebtedness may increase.

        As of March 31, 2003 we had approximately $1,014.9 million in total debt outstanding and our ratio of debt to total market capitalization was 53%. While our current policy is not to incur debt that would make our ratio of debt to total market capitalization greater than 60% (assuming total market capitalization and fair market value of our assets are in-line), neither Gables Residential Trust's declaration of trust and bylaws nor Gables Realty Limited Partnership's organizational documents contain any such limitations. The governing agreements for our unsecured indebtedness, including our credit facilities and the indenture related to our senior unsecured notes, contain financial covenants that limit, but do not restrict, our total outstanding indebtedness. As a result, we may incur additional debt and thus increase our ratio of debt to total market capitalization. In addition, in the event that the price of our common shares increases, we could incur additional debt without increasing the ratio of debt to total market capitalization and without a concurrent increase in our ability to service such additional debt. Further, the indenture governing our senior unsecured notes does not contain any provisions that would afford holders of such notes protection in the event of a highly leveraged or similar transaction invoving us or any of our affiliates or a reorganization, restructuring, merger, sale of all or substantially all of our assets or similar transaction involving Gables Realty Limited Partnership that may adversely affect the holders of the unsecured senior notes.

Incurrence of additional debt and related issuance of equity may be dilutive to shareholders.

        Future issuance of equity may dilute the interest of existing shareholders. To the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing shareholders could be diluted. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.

Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

Rising interest rates would increase interest costs and could affect the market price of our securities.

        We expect to incur variable-rate debt under credit facilities and other interim financing vehicles in connection with the acquisition, construction and renovation of multifamily apartment communities in the future, as well as for other purposes. In addition, we have tax-exempt bonds, as described more fully below, that bear interest at a variable rate. Accordingly, if interest rates increase, so will our interest costs to the extent the variable rate increase is not hedged effectively. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding securities.

Interest rate hedging contracts may involve material charges and may not provide adequate protection.

        From time to time, when we anticipate offerings of debt securities, we may seek to decrease our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do so to increase the predictability of our financing costs. Also, from time to time, we rely on interest rate hedging contracts to offset our exposure to moving interest rates with respect to debt financing arrangements at variable interest rates. The settlement of interest rate hedging contracts has in the past and may in the future involve charges to earnings that may be material in amount. Such charges are typically driven by the extent and timing of fluctuations in interest rates. Despite our efforts to minimize our exposure to interest rate fluctuations, there is no guarantee that we will be able to maintain our hedging contracts at their existing levels of coverage or that the amount of coverage maintained will cover all of our outstanding indebtedness at any such time. If our efforts are unsuccessful, we may not meet our objective of reducing the extent of our exposure to interest rate fluctuations.

Bond compliance requirements could limit income and restrict use of communities and cause favorable financing to become unavailable.

        Some of our multifamily apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." The bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households. In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

Failure to generate sufficient revenue could limit cash flow available for distributions to shareholders.

        If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our shareholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities:

  •
  the national and local economic climates;

  •
  local real estate market conditions, such as oversupply of apartment homes;

  •
  the perceptions by prospective residents of the safety, convenience and attractiveness of our communities and the neighborhoods in which they are located;

  •
  our ability to provide adequate management, maintenance and insurance; and

  •
  increased operating costs including real estate taxes and insurance.

        Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.

Unfavorable changes in market and economic conditions could hurt occupancy or rental rates.

        The market and economic conditions in metropolitan areas of our current markets in the United States may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in those markets, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

  •
  the economic climate which may be adversely impacted by plant closings, industry slowdowns and other factors;

  •
  real estate conditions such as an oversupply of, or a reduced demand for, apartment homes;

  •
  decline in household formation that adversely affects occupancy or rental rates;

  •
  the inability or unwillingness of residents to pay rent increases;

  •
  the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our communities, which could prevent us from raising rents to offset increases in operating costs; and

  •
  the rental market which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

        Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to shareholders.

Difficulty of selling apartment communities could limit flexibility.

        Real estate in metropolitan areas of the United States can be hard to sell, especially if market conditions are poor. This may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this may affect our ability to sell communities without adversely affecting returns to our shareholders.

Increased competition and low mortgage interest rates could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities in metropolitan areas compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area or housing alternatives that are made competitive by a low mortgage interest rate environment could adversely affect our ability to lease apartment homes and to increase or maintain rents.

Significant new operations and acquired communities under management require integration with the existing business and, if not properly integrated, could create inefficiencies.

        Our ability to manage growth effectively will require us, among other things, to successfully apply our experience in managing our existing portfolio of multifamily apartment communities to a larger number of assets. In addition, we must be able to successfully manage the integration of new management and operations personnel as our organization grows in size and complexity.

Failure to succeed in new markets may limit growth.

        We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in our current markets located in the United States does not ensure that we will be able to operate successfully in other market areas new to us. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others:

  •
  a lack of market knowledge and understanding of the local economies;

  •
  an inability to obtain land for development or to identify acquisition opportunities;

  •
  an inability to obtain construction tradespeople; and

  •
  an unfamiliarity with local governmental and permitting procedures.

Decrease of fee management business would result in decrease in revenues.

        We manage multifamily apartment communities owned by third parties for a fee. Most of our management contracts are terminable upon 30-days notice. There is a risk that the management contracts will be terminated and/or that the rental revenues upon which management fees are based will decline and management fee income will decrease accordingly.

Share ownership limit may prevent takeovers beneficial to shareholders.

        For us to maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. As defined for federal income tax purposes, the term "individuals" includes a number of specified entities. Our declaration of trust includes restrictions regarding transfers of shares of beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. The ownership limit may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our shareholders or otherwise could be in our shareholders' best interests.

Limits on changes in control may discourage takeover attempts beneficial to shareholders.

        Our declaration of trust, our bylaws, and Maryland law may have the effect of discouraging a third party from attempting to acquire us which makes a change in control more unlikely. The result may be a limitation on the opportunity for shareholders to receive a premium for their common shares over then-prevailing market prices.

Compliance or failure to comply with Americans with Disabilities Act, or "ADA," and other similar laws could result in substantial costs.

        The ADA generally requires that public accommodations, including office buildings and hotels be made accessible to disabled persons. Noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our shareholders.

        A number of additional federal, state and local laws exist that impact our communities with respect to access thereto by disabled persons. For example, the FHAA requires that apartment communities first occupied after March 13, 1990 be accessible to the handicapped. Noncompliance with the FHAA could result in the imposition of fines or an award of damages to private litigants. We cannot predict the ultimate cost of compliance with the ADA or other similar legislation. The costs could be substantial.

Failure to qualify as a REIT would cause us to be taxed as a corporation which would significantly lower cash available for distributions to shareholders.

        If we fail to qualify as a REIT for federal income tax purposes, we will be taxed as a corporation. We believe that we are organized and qualified as a REIT and intend to operate in a manner that will allow us to continue to qualify. However, we cannot assure you that we are qualified as such, or that we will remain qualified as such in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code as to which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification.

        If, in any taxable year, we fail to qualify as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of cash available for distributions to our shareholders. Furthermore, we would no longer be required to make distributions to our shareholders.

Potential liability for environmental contamination and related matters could result in substantial costs.

        We are in the business of acquiring, owning, operating and developing real estate assets. From time to time we will sell to third parties some of our assets. Under various federal, state and local environmental laws, we may be required, often regardless of our knowledge or responsibility but solely because of our current or previous ownership or operation of real estate, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at those properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by us in connection with any contamination. These costs could be substantial. The presence of such substances or the failure to properly remediate the contamination may materially and adversely affect our ability to borrow against, sell or rent the affected asset. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

        Finally, when excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or is not addressed. Some molds are known to produce potent toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold can cause a variety of health effects and symptoms in certain individuals, including severe allergic or other reactions. As a result, the presence of mold at a community we own could require us to undertake a costly remediation program to contain or remove the mold from the affected community. Such a remediation program could necessitate the temporary relocation of some or all of the community's residents or the complete rehabilitation of the community.

Potential liability for losses not covered by insurance could result in substantial costs.

        We may incur casualty losses that are not covered by insurance. We carry insurance coverage on our properties of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. We believe all of our properties are adequately insured. The property insurance that we maintain for our real estate assets has historically been on an "all risk" basis, including losses covered by acts of terrorism. However, following the terrorist activity of September 11, 2001, and in light of the resulting uncertainty in the insurance market, our "all risk" insurance coverage in place for the current policy year contains specific exclusions for losses attributable to acts of terrorism. The cost and limited availability of specific third party insurance coverage for losses from acts of terrorism have made it commercially unreasonable for us to secure such coverage. Further, there are other types of losses, such as from wars or catastrophic acts of nature, for which we cannot obtain insurance at all or at a reasonable cost. In the event of an uninsured loss or a loss in excess of our insurance limits, we could lose both the revenues generated from the affected community and the capital we have invested in the affected community; depending on the specific circumstances of the affected community it is possible that we could be liable for any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and financial condition and results of operations.

Risks Related to Tendering Outstanding Shares for Exchange Shares

Purchasers of the exchange shares may not be able to sell the exchange shares since there may not be an active trading market for the exchange shares.

        The exchange shares are a new issue of securities with no established trading market. We do not intend to list the exchange shares on any securities exchange. An active trading market for the exchange shares may not develop or last, in which case the value of the exchange shares could be adversely affected. The trading price of the exchange shares will depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic conditions; and

  •
  our financial condition, performance and prospects.

You must carefully follow the required procedures in order to exchange your outstanding shares.

        The exchange shares will be issued in exchange for the outstanding shares only after timely receipt by the exchange agent of a duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your outstanding shares, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of outstanding shares for exchange. Any holder of outstanding shares who tenders in the exchange offer for purpose of participating in a distribution of the exchange shares will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives exchange shares for its own account in exchange for outstanding shares that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange shares.

Risks Related to Continued Ownership of Outstanding Shares

If you do not exchange outstanding shares for exchange shares, transfer restrictions will continue.

        The outstanding shares have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Outstanding shares that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions on transfers. We do not currently expect to register the outstanding shares under the Securities Act. See "The Exchange Offer—Consequences of Failure to Exchange."

The trading market for unexchanged outstanding shares could be limited.

        The trading market for unexchanged outstanding shares could become significantly more limited after the exchange offer due to the reduction in the amount of outstanding shares that remain outstanding upon consummation of the exchange offer. Therefore, if your outstanding shares are not exchanged for exchange shares in the exchange offer it may become more difficult for you to sell or otherwise transfer your outstanding shares. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the outstanding shares. There is a risk that an active trading market in the unexchanged outstanding shares will not exist, develop or be maintained and we cannot give you any assurances regarding the prices at which the unexchanged outstanding shares may trade in the future.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended		Years Ended December 31,
	March 31, 2003		2002		2001		2000		1999		1998
Ratios of earnings to fixed charges	1.46	x	2.15	x	2.36	x	2.43	x	2.09	x	1.70	x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (1) before equity in income of joint ventures, operating income from discontinued operations, gain on disposition of discontinued operations, extraordinary items, and preferred dividends, (2) plus distributions from unconsolidated joint ventures and fixed charges, and (3) minus capitalized interest and capitalized loan cost amortization. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and capitalized loan cost amortization.

RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred dividends for each of the periods indicated is as follows:

	Three Months Ended		Years Ended December 31,
	March 31, 2003		2002		2001		2000		1999		1998
Ratios of earnings to combined fixed charges and preferred dividends	1.29	x	1.79	x	1.87	x	1.93	x	1.65	x	1.41	x

        The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income (1) before equity in income of joint ventures, operating income from discontinued operations, gain on disposition of discontinued operations, extraordinary items, and preferred dividends, (2) plus distributions from unconsolidated joint ventures, fixed charges and preferred dividends, and (3) minus capitalized interest and capitalized loan cost amortization. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and capitalized loan cost amortization.

USE OF PROCEEDS

        The exchange offer is intended to satisfy certain agreements we made with the initial purchaser of the outstanding shares. The net proceeds of the sale of the outstanding shares of $39.8 million, together with the net proceeds of $39.8 million from a concurrent offering by Gables Realty Limited Partnership of $40 million of senior unsecured notes, were used on September 27, 2002 to retire approximately $82.5 million of senior unsecured notes at an interest rate of 8.3% that were scheduled to mature in December 2002. We will not, however, receive any cash proceeds from the issuance of the exchange shares offered by this prospectus. In consideration for issuing the exchange shares contemplated by this prospectus, we will receive the outstanding shares, the terms of which are substantially the same as the terms of the exchange shares. The outstanding shares surrendered in exchange for the exchange shares will be retired and canceled and cannot be reissued.

THE EXCHANGE OFFER

Purposes and Effects of the Exchange Offer

        We sold 1,600,000 of our 7.875% Series C Cumulative Redeemable Preferred Shares to TIAA on September 27, 2002. In the registration rights agreement executed by us and TIAA, we agreed to file with the SEC a registration statement, or the "exchange offer registration statement," with respect to an offer to exchange the outstanding shares for the exchange shares. In addition, we agreed to use our best efforts to cause the exchange offer registration statement to become effective under the Securities Act by June 2, 2003, to offer the exchange shares pursuant to the exchange offer, and to issue the exchange shares in exchange for the outstanding shares tendered prior to the expiration of the exchange offer. If we fail to fulfill our obligations under the registration rights agreement, including (1) if this exchange offer registration statement is not declared effective on or prior to June 30 2003, (2) if this exchange offer registration statement is declared effective on or prior to June 2, 2003 but the exchange offer is not promptly consummated, or (3) if this exchange offer registration statement is declared effective but thereafter ceases to be effective, then the per annum dividend rate on the outstanding shares will increase by 0.50% per annum and continue until the relevant failure is remedied.

        This prospectus is part of a registration statement that we have filed with the SEC. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a "holder" with respect to the exchange offer if your outstanding shares are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose outstanding shares are held of record by DTC. Upon completion of the exchange offer, we will be required to file a registration statement to register any outstanding shares only if a holder of the outstanding shares so requests and such holder is a broker-dealer or our affiliate, or is not permitted pursuant to applicable law or applicable interpretations of the staff of the SEC to participate in the exchange offer, or the "shelf registration statement." If you do not tender your outstanding shares, or if your outstanding shares are tendered but not accepted, you generally will have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act, if you wish to sell your outstanding shares.

        Based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that exchange shares issued under the exchange offer in exchange for outstanding shares may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are acquiring exchange shares in the ordinary course of your business;

  •
  you are not our affiliate;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in a distribution of the outstanding shares or exchange shares; and

  •
  you are not a broker-dealer who purchased outstanding shares directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

        If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC's interpretation, the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and you are required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange shares for its own account as a result of market-making activities or other trading activities must acknowledge (by delivering a completed letter of transmittal or agent's message if its tender is made through DTC) that it will deliver a prospectus in connection with any resale of the exchange shares.

        The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities laws of that jurisdiction.

Exchange Terms

        Currently, 1,600,000 outstanding shares are issued and outstanding. Up to 1,600,000 exchange shares will be issued in exchange for the outstanding shares.

        The dividend rate, preferences and other terms of the exchange shares will be the same in all material respects as the dividend rate, preferences and other terms of the outstanding shares tendered in exchange for such exchange shares, except that the exchange shares will be registered under the Securities Act and will not bear legends restricting their transfer. Outstanding shares that are accepted for exchange will be canceled and retired.

        Dividends on the exchange shares will accrue from the most recent date to which dividends have been paid on the outstanding shares for which the exchange shares have been exchanged. Accordingly, registered holders of exchange shares on the relevant record date for the first dividend payment date following the completion of the exchange offer will receive dividends accruing from the most recent date to which dividends have been paid for which the exchange shares have been exchanged. Outstanding shares accepted for exchange will cease to be entitled to the payment of dividends from and after the date the exchange offer closes. If your outstanding shares are accepted for exchange, you will not receive any payment in respect of dividends on the outstanding shares for which the record date occurs on or after completion of the exchange offer.

        You do not have any appraisal rights or dissenters' rights under our declaration of trust or Maryland law in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the outstanding shares will remain outstanding, but you generally will not be entitled to any registration rights under the registration rights agreement. We are not asking you for a proxy and you are requested not to send us a proxy.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding shares properly tendered in the exchange offer, and the exchange agent will deliver the exchange shares promptly after the expiration date of the exchange offer. You should read "—Expiration Date; Extensions; Termination; Amendments" below for an explanation of how the expiration date may be extended.

        You may tender some or all of your outstanding shares pursuant to the exchange offer. The exchange offer is not conditioned upon any number of outstanding shares being tendered.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2003, which we refer to as the "expiration date," unless extended by us. The exchange offer will not under any circumstances be extended beyond            , 2003. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. During any extension of the exchange offer, all outstanding shares previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

        To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to amend any of the terms of the exchange offer. Any amendment to the exchange offer will apply to all outstanding shares tendered, regardless of when or in what order the outstanding shares were tendered. If we make a material change in the terms of the exchange offer, we will disseminate additional exchange offer materials, and we will extend the exchange offer to the extent required by law.

        We expressly reserve the right, in our sole discretion, to terminate the exchange offer if the conditions set forth under "—Conditions to the Exchange Offer" exist. Any such termination will be followed promptly by a public announcement. In the event we terminate the exchange offer, we will give immediate notice to the exchange agent, and all outstanding shares previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, exchange shares will not be delivered to holders of outstanding shares who have tendered their outstanding shares.

Acceptance of Outstanding Shares for Exchange

        We will accept for exchange outstanding shares validly tendered pursuant to the exchange offer, and not withdrawn prior to the expiration date of the exchange offer (or defectively tendered, if such defect has been waived by us). We will not accept outstanding shares for exchange subsequent to the expiration date of the exchange offer.

        If for any reason, we delay acceptance for exchange of validly tendered outstanding shares or we are unable to accept for exchange validly tendered outstanding shares, then the exchange agent may, nevertheless, on our behalf, retain tendered outstanding shares, without prejudice to our rights described under "—Expiration Date; Extensions; Termination; Amendments" and "—Withdrawal of Tenders" subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered outstanding shares are not accepted for exchange for any reason, including if certificates are submitted evidencing more outstanding shares than those that are tendered, certificates evidencing outstanding shares that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of outstanding shares tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "—Procedures for Tendering Outstanding Shares—Book-Entry Transfer," such outstanding shares will be credited to the account maintained at such book-entry transfer facility from which such outstanding shares were delivered, unless otherwise required by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

        Tendering holders of outstanding shares exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their outstanding shares other than as described in "—Transfer Taxes" or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer. Each holder of outstanding shares shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's outstanding shares pursuant to the shelf registration statement.

Procedures For Tendering Outstanding Shares

        Any beneficial owner whose outstanding shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender outstanding shares should contact such registered holder promptly and instruct such registered holder to tender the outstanding shares on such beneficial owner's behalf.

        Tender of Outstanding Shares Held Through DTC.    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding shares to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the participant in DTC tendering outstanding shares that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from the participant in DTC tendering outstanding shares that they have received and agree to be bound by the notice of guaranteed delivery.

        Tender of Outstanding Shares Held in Physical Form.    For a holder to validly tender outstanding shares held in physical form:

  •
  the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

  •
  the exchange agent must receive certificates for tendered outstanding shares at such address, or such outstanding shares must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender outstanding shares and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose outstanding shares are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        Letters of transmittal and outstanding shares should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

        The method of delivery of outstanding shares, letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering outstanding shares. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of outstanding shares will be accepted.

        Signature Guarantees.    Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

  •
  the letter of transmittal is signed by the registered holder of the outstanding shares tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those outstanding shares, or if any outstanding shares are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any outstanding shares not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

  •
  the outstanding shares are tendered for the account of an eligible institution.

        An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchanges Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

        Book-Entry Transfer.    The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the outstanding shares at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the outstanding shares may make book-entry delivery of outstanding shares by causing the book-entry transfer facility to transfer such outstanding shares into the exchange agent's account. However, although delivery of outstanding shares may be effected through book-entry transfer into the exchange agent's account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, must be received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of outstanding shares into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

        Guaranteed Delivery.    If you wish to tender your outstanding shares and:

  •
  certificates representing your outstanding shares are not lost but are not immediately available;

  •
  time will not permit your letter of transmittal, certificates representing your outstanding shares and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

  •
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

        then, you may tender if both of the following are complied with:

  •
  your tender is made by or through an eligible institution; and

  •
  on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

        The notice of guaranteed delivery must:

  •
  set forth your name and address and the registered number(s) of your outstanding shares tendered;

  •
  state that the tender is being made thereby;

  •
  guarantee that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the outstanding shares, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all outstanding shares in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

        Other Matters.    Exchange shares will be issued in exchange for outstanding shares accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for (or a timely book-entry confirmation with respect to) your outstanding shares, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of outstanding shares will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of outstanding shares will not be considered valid. We reserve the absolute right to reject any or all tenders of outstanding shares that are not in proper form or the acceptance of which, in our opinion would be unlawful. We also reserve the right to waive any defects or irregularities as to particular outstanding shares.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of outstanding shares must be cured within the time we determine, unless waived by us. Tenders of outstanding shares will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding shares, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding shares at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at its address set forth below under "—Exchange Agent," or

  •
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding shares to be withdrawn;

  •
  identify the outstanding shares to be withdrawn; and

  •
  include a statement that such person is withdrawing its election to have its outstanding shares exchanged.

        If outstanding shares have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding shares and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding shares so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding shares that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding shares tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding shares will be credited to an account maintained with DTC for the outstanding shares. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding shares by following one of the procedures described under "—Procedures for Tendering Outstanding Shares" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any exchange shares for, any outstanding shares tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of outstanding shares so tendered if, on or prior to the expiration date of the exchange offer we have determined that the exchange offer would violate any applicable law or interpretation of the staff of the SEC.

        This condition to the exchange offer is for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion. We have not made a decision as to what circumstances would lead us to waive the condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.

        Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange

        If you do not exchange your outstanding shares for exchange shares in the exchange offer, your outstanding shares will remain outstanding and will continue to be subject to their existing dividend rate, preferences and other rights. In addition, dividends on the outstanding shares will continue to accrue at the annual rate of 7.875% of the liquidation preference of $25.00. Moreover, the outstanding shares will continue to be subject to restrictions on transfer as set forth in the legend printed on the outstanding shares as a consequence of the issuance of the outstanding shares pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        In general, you may not offer or sell the outstanding shares unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws.

        The trading market for outstanding shares not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your outstanding shares are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged outstanding shares. See "Risk Factors—Risks Related to Continued Ownership of the Outstanding Shares."

Termination of Certain Rights

        You will not be entitled to certain rights under the registration rights agreement following the completion of the exchange offer. The rights that generally will terminate are:

  •
  we will not be required to file with the SEC and use our best efforts to have declared effective a shelf registration statement to cover resales of the outstanding shares by the holders thereof; and

  •
  we will not be required to pay additional dividends if the registration statement of which this prospectus is a part is not declared effective by the SEC, or the exchange offer is not consummated, within a specified time period.

Exchange Agent

        Equiserve Trust Company, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for outstanding shares, letters of transmittal and any other required documents to the exchange agent addressed as follows:

Equiserve Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attn: Corporate Actions
(781) 575-3631

Fees and Expenses

        Except for customary fees we have agreed to pay the exchange agent, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of outstanding shares pursuant to the exchange offer.

Accounting Treatment

        The exchange shares will be recorded at the same carrying value as the outstanding shares, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Transfer Taxes

        We will pay all transfer taxes applicable to the transfer and exchange of outstanding shares pursuant to the exchange offer. If, however:

  •
  delivery of the exchange shares and/or certificates for outstanding shares not exchanged are to be made to any person other than the record holder of the outstanding shares tendered;

  •
  tendered certificates for outstanding shares are recorded in the name of any person other than the person signing any letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the transfer and exchange of outstanding shares to us or our order,

        then the amount of any such transfer taxes, whether imposed on the record holder of any other person, will be payable by the tendering holder prior to the issuance of the exchange shares.

DESCRIPTION OF EXCHANGE SHARES

        The following is a summary of all material terms and provisions of the exchange shares. It may not contain all the information that is important to you. You can access complete information by referring to our amended and restated declaration of trust, and the articles supplementary authorizing the issuance of the exchange shares. Copies of the declaration of trust and the articles supplementary may be obtained upon request from us.

General

        We are authorized to issue up to 20,000,000 of our preferred shares in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our board of trustees may determine by adoption of an amendment to our amended and restated declaration of trust, or "declaration of trust," without any further vote or action by our shareholders. The 7.875% Series C-1 Cumulative Redeemable Preferred Shares offered hereby are a series of our preferred shares, that, when issued, will be fully paid and nonassessable and will have no preemptive rights.

        A summary of our outstanding cumulative redeemable preferred shares and a description of their general terms are forth below:

  •
  8.625% Series B Cumulative Redeemable Preferred Shares, or "Series B shares."  We currently have no Series B shares outstanding. However, we have reserved 2,000,000 Series B shares for issuance upon exercise by the holders of Gables Realty Limited Partnership's 2,000,000 Series B preferred units of their right to exchange Series B preferred units for Series B shares on a one-for-one basis. Holders of the Series B preferred units may exercise their exchange right in whole but not in part (1) at any time on or after November 15, 2008, (2) at any time if full quarterly distributions are not made for six quarters, or (3) upon the occurrence of certain specified events related to the treatment of the Series B preferred units for U.S. federal income tax purposes. Distributions on the Series B preferred units are, and dividends on the Series B shares, if and when issued, will be, cumulative from the date of original issuance and are, or will be, payable quarterly at the rate of 8.625% per annum of the $25.00 liquidation preference. The Series B shares rank as to rights to dividends and in liquidation on a parity with the Series C shares (described below), the Series D shares (described below) and the exchange shares offered hereby, and senior to the Series Z shares (described below) and our common shares. We may redeem the Series B preferred units and the Series B shares at any time on or after November 15, 2003 for cash at a redemption price of $25.00 per unit or share, plus all accumulated, accrued and unpaid distributions or dividends. We may redeem the Series B preferred units before November 15, 2003 if the holders elect to exchange them for Series B shares. The Series B preferred units and Series B shares have no stated maturity, are not subject to any sinking fund or mandatory redemption, and are not convertible into any other of our securities.

  •
  7.875% Series C Cumulative Redeemable Preferred Shares, or "Series C shares."  We currently have outstanding 1,600,000 shares of 7.875% Series C shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 7.875% per annum of the $25.00 liquidation preference. The Series C shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and Series D shares and senior to the Series Z shares and our common shares. We may redeem the Series C shares at any time on or after September 27, 2006 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series C shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

  •
  5.00% Series Z Cumulative Redeemable Preferred Shares, or "Series Z shares."  We currently have outstanding 180,000 shares of Series Z shares. Dividends on the Series Z shares are cumulative from the date of original issuance and are payable on June 18 of each year, commencing June 18, 2008, at the rate of 5.00% per annum of the $25.00 liquidation preference. We may redeem the Series Z shares at any time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series Z shares are subject to mandatory redemption on June 18, 2018. The Series Z shares are not subject to any sinking fund and are not convertible into any other of our securities. With respect to dividends and liquidation distributions, the Series Z shares currently rank senior to our common shares and junior to all other designated preferred shares, including the Series B shares, the Series C shares and the Series D shares and will be junior to the exchange shares offered hereby.

  •
  7.50% Series D Cumulative Redeemable Preferred Shares, or "Series D shares."  We currently have outstanding 3,000,000 shares of 7.50% Series D shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 7.50% per annum of the $25.00 liquidation preference. The Series D shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and Series C shares and senior to the Series Z shares and our common shares. We may redeem the Series D shares at any time on or after May 8, 2008 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series D shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

Dividends

        Holders of exchange shares shall be entitled to receive, when and as declared by our board of trustees, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.875% per annum of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.96875 per share). Dividends on the exchange shares are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, and if such day is not a business day, the next succeeding business day, commencing on the first dividend payment date occurring after the consummation of the exchange offer. We refer to each such date as a "dividend payment date" in this prospectus. Holders of exchange shares will receive cumulative dividends from the last date on which dividends were paid on the outstanding shares for which the exchanges shares have been exchanged. Any dividend payable on the exchange shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable dividend payment date falls or on such other date designated by our board of trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date. We refer to each such date as a "dividend record date" in this prospectus. The exchange shares will rank senior to our common shares and Series Z shares with respect to the payment of dividends on the first dividend payment date occurring after the consummation of the exchange offer.

        No dividends on exchange shares may be declared by our board of trustees or paid or set apart for payment by us at any time one or more of our contractual arrangements or agreements, including any agreement relating to our outstanding indebtedness, (1) prohibits the declaration, payment or setting apart for payment of dividends or (2) provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        Notwithstanding the foregoing, dividends on the exchange shares will accrue whether or not:

  •
  our credit facilities at any time prohibit the current payment of dividends;

  •
  we have earnings;

  •
  there are funds legally available for the payment of such dividends; or

  •
  such dividends are declared.

        Accrued but unpaid dividends on the exchange shares will accumulate as of the dividend payment date on which they first become payable. No dividends will be declared or paid or set apart for payment on any of our shares of beneficial interest or any other series of preferred shares ranking, as to dividends, on a parity with or junior to the exchange shares (other than a dividend in our common shares or in any other class of beneficial interest ranking junior to the exchange shares as to dividends and upon liquidation) for any period unless:

  •
  full cumulative dividends have been or contemporaneously are declared and paid or declared; and

  •
  a sum sufficient for the payment thereof is set apart for such payment on the exchange shares for all past dividend periods and the then current dividend period.

        When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the exchange shares and any other series of preferred shares ranking on a parity as to dividends with the exchange shares, all dividends declared upon the exchange shares and any other series of preferred shares ranking on a parity as to dividends with the exchange shares shall be declared pro rata so that the amount of dividends declared per share of exchange shares and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the exchange shares and such other series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the exchange shares which may be in arrears.

        Unless full cumulative dividends on the exchange shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period:

  •
  no dividends (other than in common shares or other shares of beneficial interest ranking junior to the exchange shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment;

  •
  no other distribution may be declared or made upon our common shares, or any other shares of our beneficial interest ranking junior to or on a parity with the exchange shares as to dividends or upon liquidation; and

  •
  no common shares, or any other shares of our beneficial interest ranking junior to or on a parity with the exchange shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired by us for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) (except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the exchange shares as to dividends and upon liquidation).

        Holders of the exchange shares will not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on exchange shares as provided above. Any dividend payment made on exchange shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of exchange shares are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common shares or any other class or series of our beneficial interest that ranks junior to the exchange shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of exchange shares will have no right or claim to any of our remaining assets.

        In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding exchange shares and the corresponding amounts payable on all other classes or series of shares of our beneficial interest ranking on a parity with the exchange shares in the distribution of assets, then the holders of the exchange shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Our consolidation or merger with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

        The exchange shares are not redeemable prior to September 27, 2006. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, exchange shares owned by a shareholder in excess of a specified ownership limit may automatically be exchanged for excess shares, and we will have the right to purchase excess shares from the holder. See the information under the caption "Restrictions on Transfers of Shares of Beneficial Interest."

        On and after September 27, 2006, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem the exchange shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such shares to the date fixed for redemption (except as provided below), without interest. The redemption price of the exchange shares (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other shares of our beneficial interest, which may include other series of preferred shares, and from no other source. For purposes of the preceding sentence, "beneficial interest" means any equity securities (including common shares and preferred shares), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

        Holders of exchange shares to be redeemed must surrender the exchange shares at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender. If notice of redemption of any exchange shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any exchange shares called for redemption, then from and after the redemption date:

  •
  dividends will cease to accrue on the exchange shares,

  •
  the exchange shares will no longer be deemed outstanding; and

  •
  all rights of the holders of the exchange shares will terminate, except the holder's right to receive the redemption price.

        If less than all of the outstanding exchange shares are to be redeemed, the exchange shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

        Unless full cumulative dividends on all exchange shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment on such shares set apart for payment for all past dividend periods and the then current dividend period, no exchange shares may be redeemed unless all outstanding exchange shares are simultaneously redeemed and we may not purchase or otherwise acquire directly or indirectly any exchange shares (except by exchange for shares of our beneficial interest ranking junior to the exchange shares as to dividends and upon liquidation). This requirement will not prevent the automatic exchange of exchange shares into excess shares or the purchase by us of excess shares in order to ensure that we remain qualified as a REIT for federal income tax purposes, as described under "Restrictions on Transfers of Shares of Beneficial Interest" in this prospectus, or the purchase or acquisition of excess shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding excess shares.

        Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the exchange shares to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any exchange shares except as to the holder to whom notice was defective or not given. Each notice shall state:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of exchange shares to be redeemed;

  •
  the place or places where exchange shares are to be surrendered for payment of the redemption price; and

  •
  that dividends on the exchange shares to be redeemed will cease to accrue on such redemption date.

        If less than all of the exchange shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of exchange shares held by such holder to be redeemed.

        The holders of exchange shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the exchange shares on the corresponding dividend payment date notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on called exchange shares.

        The exchange shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, exchange shares owned by a shareholder in excess of the ownership limit may automatically be exchanged for excess shares, and we will have the right to purchase excess shares from the holder. See the information under the caption "Restrictions on Transfers of Shares of Beneficial Interest."

Voting Rights

        Holders of the exchange shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

        Whenever dividends on any exchange shares are in arrears for six or more quarterly periods, which we refer to in this prospectus as a "preferred dividend default," the holders of exchange shares (voting separately as a class with all other series of preferred shares ranking on a parity with the exchange shares as to dividends or upon liquidation, referred to in this prospectus as "parity preferred," upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two members of our board of trustees, referred to in this prospectus as "preferred share trustees:"

  •
  at a special meeting called by the holders of record of at least 20% of the exchange shares or the holders of any other series of parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders; and

  •
  at each subsequent annual meeting until all dividends accrued on exchange shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

        If and when all accumulated dividends and the dividend for the then current dividend period on exchange shares shall have been paid in full or set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, the term of office of each preferred share trustee so elected shall terminate.

        Any preferred share trustee may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding exchange shares when they have the voting rights described above (voting separately as a class with all other series of parity preferred upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred share trustee may be filled by written consent of the preferred share trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding exchange shares when they have the voting rights described above (voting separately as a class with all other series of parity preferred upon which like voting rights have been conferred and are exercisable). The preferred share trustees will each be entitled to one vote per trustee on any matter.

        So long as any exchange shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the exchange shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class),

  •
  authorize or create, or increase the authorized or issued amount of, any class or series of beneficial interest ranking senior to exchange shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of our beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the provisions of our declaration of trust or the articles supplementary, whether by merger, consolidation or otherwise, or an event, so as to materially and adversely affect any right, preference, privilege or voting power of exchange shares or the holders thereof;

provided, however, with respect to the occurrence of any event set forth in the second bullet point above, so long as exchange shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of exchange shares and provided further that (1) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (2) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to exchange shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding exchange shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Conversion

        Exchange shares not convertible into or exchangeable for any other of our property or securities, except that exchange shares may be exchanged for excess shares in order to ensure that we remain qualified as a REIT for federal income tax purposes. See "Restrictions on Transfers of Shares of Beneficial Interest."

Restrictions on Transfers of Shares of Beneficial Interest

        For us to qualify as a REIT for federal income tax purposes, among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals, including certain entities set forth in the Internal Revenue Code, during the last half of a taxable year, and such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In an effort to protect us against the risk of losing our status as a REIT due to a concentration of ownership among our shareholders, our declaration of trust provides that no holder (other than persons approved by our board of trustees at their option and in their discretion) may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8%, referred to in this prospectus as the "ownership limit," of our shares of beneficial interest. Our board of trustees does not expect that it would waive the ownership limit in the absence of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it that the changes in ownership will not then or in the future jeopardize our status as a REIT. See United States Federal Income Tax Consequences—Classification of Gables Residential Trust as a REIT."

        Any transfer of shares of beneficial interest (including warrants) or any security convertible into shares of beneficial interest that would:

  •
  create a direct or indirect ownership of shares of our beneficial interest in excess of the ownership limit; or

  •
  result in the disqualification of us as a REIT, including any transfer that results in our shares of our beneficial interest being owned by fewer than 100 persons or that results in us being "closely held" within the meaning of the Internal Revenue Code, will be null and void, and the intended transferee will acquire no rights to the shares of beneficial interest. These restrictions on transferability and ownership of our shares of beneficial interest will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. In addition, these restrictions do not apply with respect to an offeror in the event of an all cash tender offer by it which has been accepted by at least two-thirds of our outstanding shares of beneficial interest.

        Shares of our beneficial interest owned, or deemed to be owned, or transferred to a shareholder in excess of the ownership limit will automatically be exchanged for excess shares that will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest may be ultimately transferred without violating the ownership limit. During the time period that the excess shares are held in trust, the transferee will not be:

  •
  entitled to vote;

  •
  considered for purposes of any shareholder vote or the determination of a quorum for such vote; and

  •
  entitled to participate in dividends or other distributions, except upon liquidation.

        Any dividend or distribution paid to a proposed transferee of excess shares prior to the discovery by us that shares of our beneficial interest have been transferred in violation of the provisions of the our declaration of trust must be repaid to us upon demand.

        The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares of beneficial interest. The original transferee-shareholder may, at any time the excess shares are held by us in trust, transfer the interest in the trust representing the excess shares to any person whose ownership of the shares of our beneficial interest exchanged into such excess shares would be permitted under the ownership limit, at a price not in excess of the price paid by the original transferee-shareholder for the shares of our beneficial interest that were exchanged for excess shares. Immediately upon the transfer to the permitted transferee, the excess shares will automatically be exchanged for shares of beneficial interest of the class from which they were converted. If these transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the excess shares and to hold the excess shares on behalf of us.

        In addition, we will have the right, for a period of 90 days during the time any excess shares are held by us in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of the price paid for the shares of beneficial interest by the original transferee-shareholder or the market price (as determined in the manner set forth in our declaration of trust) of the shares of beneficial interest on the date we exercise our option to purchase the excess shares. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no such notice is given, the date our board of trustees determines that a violative transfer has been made.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or regulations thereunder) of our issued and outstanding shares must file a written notice with us containing the information specified in our declaration of trust no later than January 30 of each year. Each shareholder must upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of our beneficial interests as our board of trustees deems necessary:

  •
  to comply with the provisions of the Internal Revenue Code applicable to REITs;

  •
  to comply with the requirements of any taxing authority or governmental agency; or

  •
  to determine any such compliance.

        This ownership limitation may have the effect of precluding acquisition of control of us unless our board of trustees determines that maintenance of REIT status is no longer in our best interests.

Book-Entry System

        The exchange shares will be issued in the form of one or more fully registered global certificates which will be deposited with, or on behalf of DTC, and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the exchange shares will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual exchange shares represented thereby, a global certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

        Upon the issuance of a global certificate, DTC or its nominee will credit on its book-entry registration and transfer system the applicable number of shares of exchange shares represented by such global certificate to the accounts of persons that have accounts with DTC, referred to in this prospectus as "participants." Such accounts shall be designated by the exchange agent with respect to the exchange shares. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer any beneficial interest in a global certificate.

        So long as DTC or its nominee is the registered owner of such global certificate, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the exchange shares represented by such global certificate for all purposes and the beneficial owners of the exchange shares will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Except as provided below, owners of beneficial interest in a global certificate:

  •
  will not be entitled to have any of the individual exchange certificates registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any such exchange certificate in definitive form; and

  •
  will not be considered the owners or holders thereof under our declaration of trust or the articles supplementary.

        Payments of dividends on individual exchange shares represented by a global certificate registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate representing such exchange shares. None of us, the transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate for such exchange shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any dividend payment in respect of a permanent global certificate representing any exchange shares, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the number of shares of such global certificate as shown on the records to DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If DTC is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual exchange shares in exchange for the global certificate or certificates representing the exchange shares. In addition, we may, at any time and in our sole discretion, determine not to have any exchange shares represented by one or more global certificates and, in such event, will issue individual exchange shares in exchange for the global certificate or certificates representing the exchange shares.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry charges in its participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies (including the exchange agent), clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant of DTC, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Same-Day Settlement and Payment

        Any settlement for the exchange shares will be made by the exchange agent in immediately available funds. All dividend payments in respect of the exchange shares will be made by us in immediately available funds.

Transfer Agent

        The transfer agent, registrar and dividend disbursing agent for the exchange shares will be Equiserve Trust Company, N.A.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes material United States federal income tax consequences that may be relevant to the exchange of unregistered outstanding shares for registered exchange shares pursuant to the exchange offer and to the ownership and disposition of the exchange shares by U.S. and non-U.S. holders, each as defined below, who acquire the exchange shares in the exchange offer. The following discussion does not purport to be a full description of all United States federal income tax considerations that may be relevant to the exchange offer or to the holding or disposition of the exchange shares. The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis.

        This summary does not represent a detailed description of the United States federal income tax consequences to holders of the shares in light of their particular circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons subject to special treatment under the Internal Revenue Code (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, former U.S. citizens, "controlled foreign corporations," "passive foreign investment companies" or "foreign personal holding companies" and persons that have a functional currency other than the U.S. dollar or persons in other special situations, such as those who have elected to mark securities to market or those who hold shares as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. The discussion below assumes that the outstanding shares and exchange shares are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

        If a partnership holds outstanding shares or exchange shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding outstanding shares or exchange shares, you should consult your tax advisors.

Exchange of Outstanding Shares for Exchange Shares

        The exchange of unregistered outstanding shares for registered exchange shares in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly:

  •
  You will not recognize taxable gain or loss as a result of exchanging unregistered outstanding shares for registered exchange shares under the terms of the exchange offer;

  •
  Your holding period of the new exchange shares will include the holding period of the outstanding shares exchanged for the exchange shares; and

  •
  Your adjusted tax basis in the exchange shares will be the same as the adjusted tax basis, immediately before the exchange, of the outstanding shares exchanged for the exchange shares.

        The preceding discussion of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to particular tax consequences to you of exchanging unregistered outstanding shares for registered exchange shares, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws.

Taxation of Holders Who Are U.S. Persons

        The discussion in this section applies only to holders of the exchange shares who are U.S. persons. A U.S. person is a person who is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any state or under the laws of the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  •
  an estate which is required to pay U.S. federal income tax regardless of the source of its income; or

  •
  a trust whose administration is under the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

        Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, are also considered U.S. persons.

Dividends and other distributions

        As long as we qualify as a REIT, distributions made to our taxable domestic shareholders (including holders of exchange shares) out of our current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. For purposes of determining whether distributions on the exchange shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares, and then allocated to our outstanding common shares. Distributions in excess of current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed the adjusted tax basis of your exchange shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of your exchange shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend we declare in the fourth calendar quarter of any year payable to a shareholder of record on a specified date in such quarter shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

        We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends are taxed to shareholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long you have held your shares. Designations made by us only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, you will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to you as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may designate all or part of our net capital gain as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gain.

        You:

  (1)
  will include in your income as long-term capital gains your proportionate share of such undistributed capital gains; and

  (2)
  will be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds your tax liability on the undistributed capital gain.

        You will increase the basis in your exchange shares by the difference between the amount of capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

  (1)
  a 20% rate gain distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 20%; or

  (2)
  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 25%.

        We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Internal Revenue Code as if we were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.

        We will notify you regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. You may not include in your individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sale or redemption of exchange shares

        On the sale of your exchange shares, you will recognize gain or loss in an amount equal to the difference between:

  •
  the amount of cash and fair market value of any property received on such sale; and

  •
  your adjusted basis in the exchange shares.

The gain or loss will be capital gain or loss if you hold the exchange shares as capital assets, and will be long-term gain or loss if you have held such shares for more than one year. In general, you will be required to treat any loss upon a sale or exchange of exchange shares held for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent that our distributions are required to be treated by you as long-term capital gain.

        A redemption of exchange shares will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the exchange shares. The redemption will satisfy such tests if it:

  •
  is "substantially disproportionate" with respect to you (which will not be the case if only exchange shares are redeemed, since they generally do not have voting rights);

  •
  results in a "complete termination" of your stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to you, all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of our stock (including exchange shares) considered to be owned by you by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular U.S. holder of exchange shares depends upon the facts and circumstances at the time that the determination must be made, you are advised to consult your own tax advisors to determine such tax treatment.

        If a redemption of the exchange shares is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by you. Your adjusted tax basis in such redeemed exchange shares will be transferred to your remaining stockholdings in our company. If, however, you have no remaining stockholdings in our company, such basis could be transferred to a related person or it may be lost. Proposed Treasury Regulations would if adopted alter the method for recovering your adjusted tax basis in any exchange shares redeemed in a dividend-equivalent redemption. Under the proposed Treasury Regulations, you would be treated as realizing a capital loss on the date of the dividend-equivalent redemption equal to the adjusted tax basis of the exchange shares redeemed, subject to certain adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, you cease to actually or constructively own any shares of our stock. There can be no assurance that the proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

        The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate U.S. holder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." You are urged to consult with your own tax advisors with respect to your capital gain tax liability.

Taxation of Certain Tax-Exempt Shareholders

        Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account, or IRA, or a Section 401(k) plan, that holds the exchange shares as an investment will not be subject to tax on dividends paid by us. However, if such tax-exempt investor is treated as having purchased its exchange shares with borrowed funds, some or all of its dividends from the exchange shares will be subject to tax. In addition, under some circumstances certain pension plans (including Section 401(k) plans but not, for example, IRA's) that own more than 10% (by value) of our outstanding shares of beneficial interest, including our common shares, could be subject to tax on a portion of their dividends on the exchange shares, even if their exchange shares are held for investment and are not treated as acquired with borrowed funds.

Taxation of Holders Who Are Non-U.S. Persons

        The discussion in this section applies to holders of the exchange shares who are not U.S. persons, such as nonresident alien individuals and foreign corporations.

Dividends and other distributions

        Distributions by us to you that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of current and accumulated earnings and profits that exceed your basis in your exchange shares will be taxable to you as gain from the sale of such exchange shares, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed your adjusted basis in your exchange shares will reduce your adjusted basis in your exchange shares and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

        We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. holder unless:

  (1)
  a lower treaty rate applies and you file an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  (2)
  you file an Internal Revenue Service Form W-8ECI claiming that the distribution is income effectively connected with your trade or business.

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and you are not liable for tax on the receipt of that distribution. However, you may seek a refund of these amounts from the Internal Revenue Service if your U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to you that we designate at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  (1)
  the investment in the exchange shares is effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. holders with respect to any gain, except that a non-U.S. holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

  (2)
  you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case you will be subject to a 30% tax on your capital gains.

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to you that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause you to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. You will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation.

        We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to you that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against your United States federal income tax liability.

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the exchange shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, you would be able to offset as a credit against your United States federal income tax liability resulting therefrom an amount equal to your proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent your proportionate share of this tax paid by us were to exceed your actual United States federal income tax liability.

Sale of or redemption of exchange shares

        Any gain recognized by you upon the sale or exchange of your exchange shares generally would not be subject to United States taxation unless:

  (1)
  the investment in the exchange shares is effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as domestic shareholders with respect to any gain;

  (2)
  you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case you will be subject to a 30% tax on your net capital gains for the taxable year; or

  (3)
  the exchange shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

        The exchange shares will not constitute a United States real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by shareholders who are not U.S. persons.

        We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of the exchange shares would not be subject to taxation under FIRPTA. We cannot guarantee that we are or will continue to be a domestically controlled REIT.

        Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. holder sells its exchange shares, gain arising from the sale still would not be subject to FIRPTA tax if:

  (1)
  the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  (2)
  the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of the exchange shares were subject to taxation under FIRPTA, you would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

        See "—Taxation of Holders Who Are U.S. Persons—Sale or redemption of exchange shares" for the treatment of a redemption of exchange shares.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. holders

        In general, information reporting requirements will apply to payments of distributions on exchange shares and payments of the proceeds of the sale of exchange shares to some shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 30% for 2003 (currently scheduled to be reduced to 28% by 2006) if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

  (3)
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  (4)
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. holders

        Generally, information reporting will apply to payments of distributions on the exchange shares, and backup withholding at a rate of 30% (scheduled to be reduced to 28% by 2006) may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of the exchange shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless you certify as to your non-U.S. status or otherwise establish an exemption, provided that the broker does not have actual knowledge that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by you of exchange shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to your foreign status and has no actual knowledge to the contrary.

Classification of Gables Residential Trust as a REIT

        In the opinion of our counsel, Goodwin Procter LLP, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1994, and our proposed method of organization and operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain assumptions and representations made by us concerning our organization and operations. It must be emphasized that Goodwin Procter LLP's opinion is based on various assumptions and on our representations concerning our organization and operations. The opinion is conditioned upon the accuracy of such assumptions and representations. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which will not be reviewed by Goodwin Procter LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements. Additional information regarding the risks associated with our failure to qualify as a REIT are set forth under the caption "Risk Factors."

        The opinion of Goodwin Procter LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in their opinion. Moreover, unlike a tax ruling (which we will not seek), an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our status as a REIT.

        If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" of earnings that a regular corporation would be required to pay.

        Even if we qualify as a REIT, we will be subject to tax under certain circumstances. For example, we will be subject to a 100 percent tax on our net income from "prohibited transactions," which are generally sales or other dispositions of property held primarily for sale to customers in the ordinary course of business. We currently do not expect to owe a material amount of any federal tax. In addition, activities conducted through a taxable REIT subsidiary, such as Gables Residential Services, Inc., are subject to tax at regular corporate rates. A taxable REIT subsidiary generally permits a REIT to engage in activities that would produce income not satisfying the REIT gross income tests, described below, or be subject to the 100 percent tax described above. We currently do not expect to earn a significant amount of our income through taxable REIT subsidiaries.

Requirements for qualification as a REIT

        We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

Organizational requirements

        The Internal Revenue Code defines a REIT as a corporation, trust or association that meets the following conditions:

  (1)
  is managed by one or more trustees or directors,

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,

  (3)
  would be taxable as a domestic corporation but for the REIT requirements,

  (4)
  is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code,

  (5)
  the beneficial ownership of which is held by 100 or more persons, and

  (6)
  during the last half of each taxable year, five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) do not own, directly or indirectly, more than 50% in value of the outstanding shares, taking into account the applicable attribution rules.

        In addition, other tests, described below, regarding the nature of income and assets of the REIT also must be satisfied. The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) (the "100 shareholder requirement" and "five or fewer requirements," respectively) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (5) and (6), pension funds and particular other tax-exempt entities are treated as individuals, subject to an exception in the case of condition (6) that looks through the fund or entity to actual participants of the fund or the entity to its beneficial owners in determining the number of owners of the outstanding stock.

Protection from stock ownership concentration

        Our declaration of trust currently includes restrictions regarding transfers of common shares and preferred shares, which restrictions are intended, among other things, to assist us in continuing to satisfy conditions (5) and (6). In rendering its opinion that we are organized and operated in a manner that has allowed us to qualify as a real estate investment trust, Goodwin Procter LLP is relying on our representations that the ownership of our common shares and preferred shares will satisfy conditions (5) and (6). There can be no assurance, however, that the restrictions in our declaration of trust will, as a matter of law, preclude us from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause us to fail these conditions.

Gables Residential Trust's status as a partner in Gables Realty Limited Partnership

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. In addition, the Internal Revenue Code disregards the separate existence of Gables GP, Inc. Thus, our proportionate share of the assets, liabilities and items of income of Gables Realty Limited Partnership (including Gables Realty Limited Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest) are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

Income tests

        To maintain qualification as a REIT, two gross income requirements must be satisfied annually:

  •
  at least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property including rents from real property and, in particular circumstances, interest or from particular types of temporary investments and

  •
  at least 95% of our gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For purposes of these tests, gross income excludes gains from prohibited transactions.

        We believe that we have satisfied the 75% and 95% income tests for each year beginning with our first taxable year as a REIT. You should be aware, however, that compliance with the income tests involves factual and legal determinations, the resolution of which are not always in our control.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under certain provisions of the Internal Revenue Code. These relief provisions generally will be available if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of our income sources to our U.S. federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incurs exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if these relief provisions apply, a tax would be imposed with respect to the excess income.

Asset tests

        At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of its assets:

  •
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities;

  •
  no more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  •
  of our assets included in the 25% asset class, the value of any one issuer's securities, other than securities of a taxable REIT subsidiary, may not exceed 5% of the value of our total assets, and we generally may not own more than 10% by vote or value of any one issuer's outstanding securities, other than securities of a taxable REIT subsidiary; and

  •
  the value of the securities we own in any taxable REIT subsidiaries may not exceed 20% of the value of our total assets.

        The asset tests referred to above generally must be met for any quarter in which we acquire an asset or securities of an issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition during a quarter, the failure generally can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain and believe that we have maintained adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Annual distribution requirements

        In order to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

  •
  the sum of (i) 90% of our REIT taxable income, which is computed without regard to the dividends-paid deduction and our capital gain, and (ii) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

  •
  the sum of particular items of noncash income.

        Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, Gables Realty Limited Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause Gables Realty Limited Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Other Tax Consequences

        We and our shareholders may be subject to foreign, state or local taxation in various foreign, state or local jurisdictions, including those in which we or they own property, transact business or reside. The foreign, state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of foreign, state and local tax laws on an investment in the exchange shares.

PLAN OF DISTRIBUTION

        Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, we believe that the exchange shares to be issued pursuant to the exchange offer in exchange for outstanding shares may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange shares are acquired in the ordinary course of the holder's business and the holder has no arrangement with any person to participate in the distribution of the exchange shares. Accordingly, any holder using the exchange offer to participate in a distribution of the exchange shares will not be able to rely on these no-action letters. Notwithstanding the foregoing, each broker-dealer that receives exchange shares for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange shares. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange shares received in exchange for outstanding shares where those outstanding shares were acquired as a result of market-making activities or other trading activities. For a period of up to 180 days after the expiration date, we will promptly send additional copies of this prospectus and any required amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Any broker-dealer who acquired outstanding shares from the issuer may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in order to resell the outstanding shares or the exchange shares.

        We will not receive any proceeds from any sales of the exchange shares by broker-dealers. Exchange shares received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange shares or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange shares. Any broker-dealer that resells the exchange shares that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange shares may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the exchange shares and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any required amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers, and will indemnify the holders of the exchange shares (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange shares will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Gables Residential Trust's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

        Our declaration of trust, as amended, provides limitations on the liability of our board of trustees and officers for monetary damages to us. Our declaration of trust and the bylaws obligate us to indemnify our trustees and officers, and permit us to indemnify our employees and other agents, against particular liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to is and our shareholders against these individuals.

        Our bylaws require us to indemnify, to the full extent of Maryland law, any present or former trustee or officer (and such person's spouse and children), referred to in this prospectus as an indemnitee, who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that we shall have received a written affirmation by the indemnitee that he or she has met the standard of conduct necessary for indemnification by us as authorized by the bylaws. We are not required to indemnify an indemnitee if:

  •
  it is established that (1) the indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe that the indemnitee's act or omission was unlawful;

  •
  the proceeding was initiated by the indemnitee;

  •
  the Indemnitee received payment for such expenses pursuant to insurance or otherwise; or

  •
  the proceeding arises under Section 16 of the Exchange Act.

        Under our bylaws, the indemnitee is required to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our bylaws permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the indemnitee may be entitled. The bylaws of Gables GP, Inc., a Texas corporation and our wholly-owned subsidiary and the general partner of Gables Realty Limited Partnership, contain similar provisions that are consistent with Texas law.

        Each of our trustees and certain executive officers have entered into an indemnification agreement with us, Gables Realty Limited Partnership and Gables GP, Inc. The indemnification agreements require, among other things, that we, Gables Realty Limited Partnership and Gables GP, Inc. indemnify our covered executive officers and members of our board of trustees to the fullest extent permitted by law and advance to our covered executive officers and members of our board of trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by our covered executive officers and members of our board of trustees seeking to enforce their rights under the indemnification agreements and cover them under our trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to the trustees and covered executive officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the board of trustees or our shareholders to eliminate the rights they provide.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  See Exhibits.

Exhibit No.		Exhibit Description
3.1	(i)(a)	Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-11 filed October 19, 1993)
3.1	(i)(b)
Articles of Amendment to Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q filed August 14, 1998)
3.1	(i)(c)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.30% Series A Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K filed July 24, 1997)
3.1	(i)(d)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 3.2 to Gables Residential Trust's Quarterly Report on Form 10-Q filed August 14, 1998)
3.1	(i)(e)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K filed December 3, 1998)
3.1	(i)(f)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q filed November 14, 2002)
*3.1	(i)(g)	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares
3.1	(i)(h)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.50% Series D Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.3 to Gables Residential Trust's Registration Statement on Form 8-A filed May 8, 2003)
3.1	(ii)
Gables Residential Trust's Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1(ii)(a) to Gables Residential Trust's Annual Report on Form 10-K filed March 30, 2000)
4.1
Registration Rights Agreement, dated September 27, 2002, between Gables Residential Trust and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.7 to Gables Residential Trust's Quarterly Report on Form 10-Q filed November 14, 2002)
**5.1		Opinion of Goodwin Procter LLP, as to the legality of the securities
**8.1		Opinion of Goodwin Procter LLP, as to certain tax matters
*12.1		Computation of Consolidated Ratios of Earnings to Fixed Charges
*12.2		Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends

21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Gables Residential Trust's Annual Report on Form 10-K filed March 31, 2003)
*23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1)
**24.1	Power of Attorney (included in signature pages of the Registration Statement)
**99.1	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines)
**99.2	Form of Notice of Guaranteed Delivery
**99.3	Form of Letter to Registered Holders and DTC Participants
**99.4	Form of Letter from Registered Holders to Clients

*
Filed herewith.

**
Previously filed.

Item 22. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

  Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, the State of Georgia, on the 19th day of May, 2003.

GABLES RESIDENTIAL TRUST
By:	/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr. Senior Vice Preisent and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

* Chris D. Wheeler	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 19, 2003
/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2003
* Dawn H. Severt	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2003
* Marcus E. Bromley	Trustee	May 19, 2003
* John W. McIntyre	Trustee	May 19, 2003
* Lauralee E. Martin	Trustee	May 19, 2003
* James D. Motta	Trustee	May 19, 2003
* Mike E. Miles	Trustee	May 19, 2003
*By:	/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr. Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Exhibit Description
3.1	(i)(a)	Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-11 filed October 19, 1993)
3.1	(i)(b)
Articles of Amendment to Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q filed August 14, 1998)
3.1	(i)(c)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.30% Series A Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K filed July 24, 1997)
3.1	(i)(d)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 3.2 to Gables Residential Trust's Quarterly Report on Form 10-Q filed August 14, 1998)
3.1	(i)(e)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to Gables Residential Trust's Current Report on Form 8-K filed December 3, 1998)
3.1	(i)(f)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q filed November 14, 2002)
*3.1	(i)(g)	Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares
3.1	(i)(h)
Articles Supplementary to Gables Residential Trust's Amended and Restated Declaration of Trust creating the 7.50% Series D Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.3 to Gables Residential Trust's Registration Statement on Form 8-A filed May 8, 2003)
3.1	(ii)
Gables Residential Trust's Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1(ii)(a) to Gables Residential Trust's Annual Report on Form 10-K filed March 30, 2000)
4.1
Registration Rights Agreement, dated September 27, 2002, between Gables Residential Trust and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.7 to Gables Residential Trust's Quarterly Report on Form 10-Q filed November 14, 2002)
**5.1		Opinion of Goodwin Procter LLP, as to the legality of the securities
**8.1		Opinion of Goodwin Procter LLP, as to certain tax matters
*12.1		Computation of Consolidated Ratios of Earnings to Fixed Charges
*12.2		Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
21.1		Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Gables Residential Trust's Annual Report on Form 10-K filed March 31, 2003)
*23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1)
**24.1		Power of Attorney (included in signature pages of the Registration Statement)

**99.1	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines)
**99.2	Form of Notice of Guaranteed Delivery
**99.3	Form of Letter to Registered Holders and DTC Participants
**99.4	Form of Letter from Registered Holders to Clients

*
Filed herewith.

**
Previously filed.